Sub-Item 77Q1(a): Copies of Material Amendments to the Trust’s Declaration of Trust or By-laws

Amendment No. 77 dated December 19, 2013 to the Agreement and Declaration of Trust dated January 28, 1997 is incorporated herein by reference to Exhibit (a)(78) to Post-Effective Amendment No. 376 to the

 Registrant’s Registration Statement on Form N-1A filed with the Securities and Exchange Commission on December 26, 2013 (Accession No. 0001193125-13-484580).

Amendment No. 78 dated February 11, 2014 to the Agreement and Declaration of Trust dated January 28, 1997 is incorporated herein by reference to Exhibit (a)(79) to Post-Effective Amendment No. 393 to the

 Registrant’s Registration Statement on Form N-1A filed with the Securities and Exchange Commission on

 February 21, 2014 (Accession No. 0001193125-14-062904).

Amendment No. 79 dated April 10, 2014 to the Agreement and Declaration of Trust dated January 28, 1997 is incorporated herein by reference to Exhibit (a)(80) to Post-Effective Amendment No. 414 to the

Registrant’s Registration Statement on Form N-1A filed with the Securities and Exchange Commission on

April 25, 2014 (Accession No. 0001193125-14-159471).